Exhibit 99.1

Calyxt Reports Financial Results for Third Quarter 2018

90% of High-Oleic Soybean Acres Harvested To-Date in Fall 2018

Over 17,000 High-Oleic Soybean Acres Contracted for 2019 Growing Season Already Exceeding Last Year’s Acres

Agreement with American Natural Processors to Crush and Process High-Oleic Soybeans

Agreement with KemX Global to Refine High-Oleic Soybean Oil – Refining Capacity to Scale Up

30 Food Companies Engaged – 3 in Advanced Discussions

Successful Harvest of High-Fiber Wheat Field Trials

Appointed new CEO, Jim Blome, Former President & CEO of Bayer CropScience LP

Cash and Cash Equivalents Position of $101.8M as of September 30, 2018

MINNEAPOLIS & ST. PAUL, Minn.--(BUSINESS WIRE)--November 13, 2018--Calyxt, Inc. (NASDAQ:CLXT), a consumer-centric, food- and agriculture-focused company, today announced its results for the three- and nine-month periods ended September 30, 2018.

Investor Call Details

Calyxt will host an investor call on November 14, 2018 at 8:00 am Eastern Time – 7:00 am Central Time to discuss its financial results and provide a general business update.

The live dial-in information for the conference call is:

US & Canada only: 877-407-9747
International: 412-902-0044

In addition, a replay of the call will be available until May 14, 2019 by calling 877-660-6853 (Toll Free US & Canada); 201-612-7415 (Toll Free International).

Webcast URL (Archived for 6 months): http://bit.ly/2DbCETf

“The third quarter of 2018 was an exciting and crucial time for Calyxt to take important steps towards the commercialization of our lead product candidate, a non-GMO, high oleic soybean variety, designed to yield soybean oil with over 80% oleic oil content that is completely trans-fat free. Our partnerships with American Natural Processors, which will crush and process our high-oleic soybeans, and KemX Global, which will refine our oil, will position us to grow significantly. On the farmer side, we are hitting the ground running with our upcoming high-oleic soybean growing season. I am pleased to announce that within the first few weeks of contracting for 2019, we have already surpassed Calyxt’s acreage for all of 2018. On the food customer front, we are in discussions with over 30 food companies, from small to multi-national. In summary, I can say that we are well on track to becoming a real commercial player,” said Jim Blome, newly appointed CEO of Calyxt. “Furthermore, I am beyond thrilled to be a part of such an amazing team at this very moment in time, ringing in a new era in the field of agriculture. Our TALEN®-technology platform, our world class scientists and lab facilities, our U.S. regulatory position and our extensive IP assets are just some of the reasons that enticed me to take on this new role. In addition, our product pipeline is well-suited for today’s consumer trends demanding healthier diets, food supply transparency, improved taste and the sustainability of food production by lowering inputs and waste.”

High Oleic Soybean Update:

  90% of acres planted in 2018 have been harvested. The harvest is anticipated to be complete by the end of November.
  2019 acreage contracting kicked off to a strong start. In the first few weeks, we contracted over 17,000 acres for the 2019 growing season, already surpassing the total acreage of 2018, with the goal to double this acreage size in 2019. We will take thoughtful considerations for any additional growth in certain regions.
  Agreement with American Natural Processors (ANP), a leading provider of innovative non-GMO and organic processing of oils, flours and meals, to crush Calyxt’s high-oleic soybean variety, and produce the Company’s high oleic soybean oil, its first product expected to hit the market in late 2018 / early 2019.

Agreement with KemX Global, a leading provider of innovative organic processing of oils, to refine Calyxt’s high-oleic soybean oil. KemX Global’s organic, non-GMO-certified Iowa plant positions Calyxt to work with multiple crush plants in the Midwest region and positions Calyxt’s supply chain for the production of our food-grade high-oleic soybean oil.

  30 food companies engaged – 3 in advanced discussions. Ongoing confidential negotiations with 3 potential customers for spot purchase and annual supply agreement. We expect to share more details soon.

Pipeline Update:

  Completion of inaugural harvest of high-fiber wheat product, world’s first gene-edited, consumer-focused wheat product. The high-fiber wheat product is already the seventh Calyxt product that has been deemed non-regulated by the U.S. Department of Agriculture (USDA), together with powdery mildew-resistant wheat, high-oleic soybeans, high-oleic / low-linoleic soybeans, improved quality alfalfa, cold storable potatoes and reduced browning potatoes.

  The high-fiber wheat product recently transitioned from Phase I to Phase II in Calyxt’s development process and is on track for commercialization as early as 2020 / 2021. In the next year, the Company is set to further confirm the product concept in field conditions and will complete food application studies.

Corporate Update:

  Appointment of new CEO: James (Jim) A. Blome, former President and CEO of Bayer CropScience LP (North America), joined Calyxt as Chief Executive Officer, effective October 1, 2018. The entire Calyxt team is looking forward to working with Jim on the upcoming commercial launch of Calyxt’s first product, high-oleic soybean oil and to advancing its entire product pipeline.

  Jim Blome is a high-impact, global leader with over 25 years of leadership experience in the agriculture industry. Before his position as President and CEO for Bayer CropScience LP, Jim held executive positions at Valent (Sumitomo Chemical) and Agriliance LLC. Jim serves as the Chairman of CropLife America, the Chairman of U.S. Farming and Ranching Foundation, and the Independent, Non-Executive Chairman of Concentric Ag Technologies, Inc. Jim is the 2013 recipient of the Henry A. Wallace Award from Iowa State University for outstanding leadership and service to agriculture. Jim grew up on a family corn and soybean farm in Hubbard, Iowa and a graduate of Iowa State University.
  Appointment of new Supply Chain Manager: As of October 15, 2018, Aaron Snyder joined the Calyxt team as Supply Chain Manager, responsible for procuring all materials necessary for production, as well as overseeing shipping operations, and implementing and managing new planning processes. Prior to joining Calyxt, Aaron spent eight years building supply chain systems in Cargill’s Food Ingredients Businesses Group Most recently Aaron served as a supply chain manager at Cargill, responsible for the sales and operations strategy across the North American region in bulk and pack.

  Additions to the Board of Directors: Christopher J. Neugent, Executive Vice President of Strategy of Post Holdings, Inc., has nearly three decades of experience in the consumer packaged goods and food industries, including as President and CEO of Post Consumer Brands and as Chairman and CEO of MOM Brands, which was purchased by Post Holdings in 2015. Christopher joined Calyxt’s board of directors as of September 11, 2018.

  Jonathan Fassberg is the founder of the Trout Group and currently Co-Chief Executive Officer of Solebury Trout, a leading investor relation firm. Jonathan joined Calyxt’s board of directors as of August 22, 2018.

  Dr. Yves Joseph Ribeill, founded SCYNEXIS, Inc and served as its President and CEO from 1999 to 2015. Dr. Ribeill has more than 35 years of experience in the healthcare industry and was a member of the Scientific Advisory Committee of the World Health Organization, the Medicines for Malaria Venture and is currently Vice Chairman of the Triangle Global Health Consortium in North Carolina. Yves joined Calyxt’s board of directors as of July 3, 2018.

Financial Highlights

Cash and cash equivalents were $101.8 million at September 30, 2018. We intend to continue to judiciously manage the use of cash and expect to have sufficient cash to fund the business until late 2020.

For the three months ended September 30, 2018, we incurred losses from operations of $7.7 million and used net cash in operating activities of $4.8 million.

For the nine months ended September 30, 2018, we incurred losses from operations of $19.5 million and used net cash in operating activities of $13.6 million. Our cash spend for the first nine months of 2018 can be broken into 3 categories:

  to support our rich product pipeline and build our strong portfolio of proprietary intellectual property;
  to prepare for the launch of our high-oleic soybeans, which includes spending on seed production and commercial activities such as seed sales, grain deliveries, and agronomic, logistic and commercial supports;
  and to strengthen our general and administration support, including strengthening our IT systems, hiring talented personnel, maintaining public company reporting compliance, refining internal controls and maintaining our intellectual property.

We anticipate that our operating cash spend will be in the range of $2.0 million per month on average in 2018.

Calyxt, Inc.
Condensed Balance Sheets
(Amounts in Thousands, Except Share Data and Per Share Data)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$101,796	$56,664
Restricted cash	50	—
Trade accounts receivable	—	—
Due from related parties	166	167
Prepaid expenses and other current assets	967	626

Total current assets	102,979	57,457
Property and equipment, net	21,305	14,353
Other long-term assets	341	357

Total assets	$124,625	$72,167

Liabilities and stockholders’ equity
Current liabilities:
Due to related parties	$1,937	$1,350
Accounts payable	1,240	1,023
Accrued salaries, wages, and other compensation	1,016	945
Accrued liabilities	2,669	893
Current deferred revenue	7	43

Total current liabilities	6,869	4,254
Non-current deferred revenue	91	289
Finance lease obligations and other long term liabilities	17,433	10,148

Total liabilities	24,393	14,691
Stockholders’ equity:
Common stock, $0.0001 par value; 275,000,000 shares authorized, 32,463,407 and 27,718,780 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	3	3

Preferred stock, $0.0001 par value; 50,000,000 shares authorized, no shares issued or outstanding as of September 30, 2018 and December 31, 2017, respectively	—	—

Additional paid-in capital	174,206	112,021
Accumulated deficit	(73,977)	(54,548)

Total stockholders’ equity	100,232	57,476

Total liabilities and stockholders’ equity	$124,625	$72,167

Calyxt, Inc.
Condensed Statements of Operations
(Amounts in Thousands except Shares Outstanding and Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenue	$27	$44	$234	$322
Operating expenses:
Cost of revenue	—	—	—	—
Research and development	3,307	6,438	7,493	9,157
Selling, general, and administrative	4,419	6,553	12,228	10,141
Total operating expenses	7,726	12,991	19,721	19,298
Loss from operations	(7,699)	(12,947)	(19,487)	(18,976)
Interest income, net	228	48	88	4
Foreign currency transaction loss	(12)	(5)	(30)	(159)
Loss before income taxes	(7,483)	(12,904)	(19,429)	(19,131)
Income tax expense	—	—	—	—
Net loss	$(7,483)	$(12,904)	$(19,429)	$(19,131)
Basic and diluted loss per share	$(0.23)	$(0.51)	$(0.65)	$(0.89)
Weighted average shares outstanding—basic and diluted	$32,381,010	$25,531,572	$30,040,926	$21,615,703

Calyxt, Inc.
Condensed Statement of Stockholders’ Equity
(Amounts in Thousands except Shares Outstanding)

	Shares Outstanding	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
Balances at December 31, 2017	27,718,780	$3	$112,021	$(54,548)	$57,476

Net loss	—			(19,429)	(19,429)
Common shares issued upon exercise of options and other	687,127		2,128		2,128
Stock-based compensation	—		3,016		3,016
Issuance of common stock	4,057,500		57,041		57,041

Balances at September 30, 2018 (unaudited)	32,463,407	$3	$174,206	$(73,977)	$100,232

Calyxt, Inc.
Condensed Statements of Cash Flows
(Amounts in Thousands)

	Nine Months Ended
	September 30,
	2018	2017
	(unaudited)
Operating activities
Net loss	$(19,429)	$(19,131)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	727	414
Stock-based compensation	3,016	9,980
Unrealized transaction gain (loss) on related party activity	12	(8)
Changes in operating assets and liabilities:
Trade accounts receivable	—	110
Due to/from related parties	576	1,534
Prepaid expenses and other assets	(325)	(260)
Accounts payable	217	205
Accrued salaries, wages, and other compensation	70	160
Accrued liabilities	1,770	1,250
Deferred revenue	(234)	(222)

Net cash used in operating activities	(13,600)	(5,968)

Investing activities
Purchases of property and equipment, net	(830)	(1,614)

Net cash used in investing activities	(830)	(1,614)

Financing activities
Advances from Cellectis	—	3,000
Repayment of advances from Cellectis	—	(3,000)
Costs incurred related to the issuance of stock	(222)	(3,330)
Proceeds from common stock issuance	57,706	61,292
Proceeds from the exercise of stock options	2,128	182
Financing lease obligation	—	6,957
Net cash provided by financing activities	59,612	65,101

Net increase in cash, cash equivalents and restricted cash	45,182	57,519
Cash, cash equivalents and restricted cash—beginning of period	56,664	5,026

Cash, cash equivalents and restricted cash—end of period	$101,846	$62,545

Supplemental cash flow information
Interest paid	$856	$44
Supplemental non-cash investing and financing transactions:
Property and equipment included in financing lease obligations	$6,849	—
Offering costs in accounts payable and accrued liabilities	$443	$2,081

The following presents cash, cash equivalents and restricted cash by category within the condensed balance sheet:
Cash and cash equivalents	$101,796	$62,545
Restricted cash	50	—

Total	$101,846	$62,545

About Calyxt

Calyxt, Inc. is a consumer-centric, food- and agriculture-focused company. Calyxt is pioneering a paradigm shift to deliver healthier food ingredients, such as healthier oils and high fiber wheat, for consumers and crop traits that benefit the environment and reduce pesticide applications, such as disease tolerance, for farmers. Calyxt develops non-transgenic crops leveraging processes that occur in nature by combining its leading gene-editing technology and technical expertise with its innovative commercial strategy. Calyxt is located in Minneapolis-St. Paul, MN, and is listed on the Nasdaq market (ticker: CLXT).

For further information please visit our website: www.calyxt.com
Calyxt™ and the corporate logo are trademarks owned by Calyxt, Inc.
TALEN® is a registered trademark owned by the Cellectis S.A.

Calyxt Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by applicable laws.

CONTACT:
Media
Jennifer Moore, VP Communications
Phone: 917-580-1088
email: media@calyxt.com

Caitlin Kasunich / Nick Opich
KCSA Strategic Communications
212.896.1241 / 212.896.1206
email: ckasunich@kcsa.com / nopich@kcsa.com

Investor Relations
Simon Harnest, VP Corporate Strategy and Finance
Phone: 646-385-9008
email: simon.harnest@calyxt.com